Aurora Gold Corporation
                        Suite 1505 - 1060 Alberni Street,
                          Vancouver, B.C. Canada E 4K2

                            Telephone: (604) 687-4432
                            Facsimile: (604) 687-4709




October 1, 1999


Patagonia Gold Corporation
Suite 1505- 1060 Alberni Street,
Vancouver, B.C. Canada
V6E 4K2


Attention: David Jenkins,


Dear Sirs:


Re:  Aurora Gold Corporation (the "Company")
     Letter of Intent: San Diego Exploration Reconnaissance Concession Joint Venture Guatemala, Central America


This letter is intended to document our mutual understanding prior to a commitment of funds from Patagonia Gold Corporation and/or associated companies for the acquisition of the San Diego mineral exploration reconnaissance licence and the exploration of the San Diego mineral exploration reconnaissance concession, Guatemala Central America.

Aurora Gold Corporation has been awarded exclusive title to the San Diego mineral exploration reconnaissance licence by the government of Guatemala. The mineral exploration reconnaissance license confers on the titleholder the exclusive rights to identify and locate possible areas for exploration, within the licenses territorial limits and to unlimited depth in the subsoil. The license was awarded to Aurora Gold Corporation in September 1999.

Patagonia Gold Corporation and/or associated companies shall have the right to earn a fifty percent (50%) interest in the San Diego mineral exploration reconnaissance licence upon payment of the following amounts:

1. The payment of USD Nine Thousand Two Hundred and Fifty (USD 9,250) Guatemala government fee for the acquisition of the San Diego mineral exploration reconnaissance license and

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2.   The payment of USD Eighteen  Thousand Six Hundred Seventeen and 25/100 (USD
     18,617.25) for a Phase 1 exploration program to be conducted between November 1, 1999 and March 31, 2000 on the San Diego mineral exploration reconnaissance concession. The work program shall consist of geological reconnaissance, sampling of rock outcrops and stream sediment sampling.



Yours truly,

Aurora Gold Corporation





/s/ Cameron Richardson                                          October 1, 1999
----------------------------------
Cameron Richardson
Controller and Corporate Secretary
(Authorized Representative)




Acceptance of these terms by Patagonia Gold Corporation



For and on behalf of Patagonia Gold Corporation




/s/ David Jenkins                                               October 1, 1999
----------------------------------
David Jenkins
President
Patagonia Gold Corporation
(Authorized Representative)


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